SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 15, 2004

Date of Report

(Date of earliest event reported)

FISHER COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Washington	000-22439	91-0222175
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

100 Fourth Avenue N., Suite 510, Seattle, Washington 98109

(Address of Principal Executive Offices, including Zip Code)

(206) 404-7000

(Registrant’s Telephone Number, Including Area Code)

100 Fourth Avenue N., Suite 440, Seattle, Washington 98109

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

1. On September 15, 2004, Fisher Communications, Inc. (the “Company”) issued a press release announcing that it has priced a private placement of senior notes (the “Note Offering”). The press release is attached as Exhibit 99.1 to this report and incorporated herein by reference.

2. The final offering memorandum for the Note Offering will contain consolidated financial statements for the years ended December 31, 2003, 2002 and 2001 that include financial information pursuant to Item 3-10 of Regulation S-X, “Financial Statements of Guarantors and Issuers of Guaranteed Securities Registered or Being Registered.” This information is contained in Note 15 to such consolidated financial statements. In addition, the consolidated financial statements to be included in the final offering memorandum will contain an updated report of PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, on the Company’s consolidated financial statements for the years ended December 31, 2003, 2002 and 2001. The consolidated financial statements containing new Note 15 and the updated report from PricewaterhouseCoopers LLP are reproduced in their entirety as Exhibit 99.2 to this report.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

23.1	Consent of PricewaterhouseCoopers LLP

99.1	Press Release

99.2	Annual Consolidated Financial Statements and Report of PricewaterhouseCoopers LLP contained in Final Offering Memorandum

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISHER COMMUNICATIONS, INC.

	By	/s/ Robert Bateman
Dated: September 16, 2004		Robert C. Bateman
Senior Vice President Chief Financial Officer

Exhibit Index

23.1	Consent of PricewaterhouseCoopers LLP

99.1	Press Release

99.2	Annual Consolidated Financial Statements and Report of PricewaterhouseCoopers LLP contained in Final Offering Memorandum